UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013 (July 30, 2013)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

On July 30, 2013, the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”), upon the recommendation of the Governance and Nominating Committee of the Board, appointed Lieutenant General (retired) John Randolph Vines as a Class II member of the Board in order to fill an existing vacancy. As a Class II director, General Vines will hold office for a term that will expire at the 2015 Annual Meeting of Shareholders of the Company. Upon the recommendation of the Governance and Nominating Committee of the Board, the Board also appointed General Vines to serve on the Board's Governance and Nominating Committee and Strategy and Business Development Committee.

General Vines, in his capacity as a non-employee director of the Company, will receive the same compensation for 2013 as other non-employee directors of the Company, pro-rated to reflect his time served on the Board, the Governance and Nominating Committee and the Strategy and Business Development Committee during the 2013 calendar year. A description of the compensation paid to non-employee directors may be found in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on December 7, 2012.

A copy of the press release issued by the Company on August 2, 2013 announcing the appointment of General Vines as a director is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)     Shell company transactions:
         Not applicable.
(d)    Exhibits:

Exhibit No.	Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: August 5, 2013	By: /s/ LAWRENCE A. HILSHEIMER
Printed Name: Lawrence A. Hilsheimer
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 5, 2013
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description
99.1	News Release issued by The Scotts Miracle-Gro Company on August 2, 2013

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